UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2014

DIRECTVIEW HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-53741	04-3053538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21218 Saint Andrews Blvd., suite 323,
Boca Raton, FL
(Address of principal executive offices)

(561) 750-9777
(Registrant’s telephone number, including area code)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 11, 2014 (the “Effective Date”), DirectView Holdings, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) to issue and sell an 8% Original Issue Discount Senior Secured Convertible Promissory Note (the “Note” and together with the SPA, the “Transaction Documents”) to Dominion Capital, LLC (the “Investor”), in the principal amount of $362,318.84 (the “Principal Amount”). Pursuant to the Transaction Documents, on April 24, 2014, the Company received $310,832.22 in funding from the Investor (the “Closing Date”). The Company’s issuance of the securities to the Investor pursuant to the SPA are exempt from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

The Note shall mature on or before April 11, 2015 (the “Maturity Date”) and shall accrue interest at an annual rate equal to 12%. The Principal Amount and interest shall be paid on the Maturity Date (or sooner as provided in the Note), in cash or, in shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in accordance with the terms of the Note. At any time, and at its sole option, the Investor shall be entitled to convert a portion or all of the Principal Amount and interest due and outstanding under the Note into shares of Common Stock at a price of $0.0175.

The Investor shall not have the right to convert any portion of the Note to the extent that after giving effect to such conversion, the Investor (together with any affiliate of the Investor) would beneficially own more than 9.99% of the then issued and outstanding shares of Common Stock.

The obligations under the Note are guaranteed by that certain Guaranty and Pledge Agreement (the “Guaranty and Pledge Agreement”) and secured by that certain Security Agreement (the “Security Agreement”), the aforementioned agreements being dated the Effective Date and filed as exhibits to this Current Report on Form 8-K.

The foregoing descriptions of the SPA, Note, Guaranty and Pledge Agreement, and Security Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, which are attached as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

Item 1.01 is hereby incorporated by reference.

The securities issued pursuant to the SPA were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(2) of the Securities Act. The securities were exempt from registration under Section 4(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, and manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investor had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibit No. Description:

EXHIBIT	DESCRIPTION

Exhibit 10.1	Securities Purchase Agreement, dated April 11, 2014

Exhibit 10.2	8% Original Issue Discount Senior Secured Convertible Promissory Note, dated April 11, 2014

Exhibit 10.3	Guaranty and Pledge Agreement, dated April 11, 2014

Exhibit 10.4	Security Agreement, dated April 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTVIEW HOLDINGS, INC.

Dated: April 30, 2014	By:	/s/ Roger Ralston
Name: Roger Ralston
Title: Chief Executive Officer